EX-10
Exhibit 10.9
                              EMPLOYMENT AGREEMENT


This Employment Agreement ("AGREEMENT") is entered into as of September 1, 1999 (EFFECTIVE DATE") by and between KeySpan Energy and its successors, with its principal office at One MetroTech Center, Brooklyn, New York 11201 ("COMPANY"), and Craig G. Matthews, 17 Wynwood Road, Chatham, NJ 07928 ("EMPLOYEE").

                                    ARTICLE I

WHEREAS, the Company wishes to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the term and conditions set for in this Agreement;

            NOW, THEREFORE, it is hereby agreed as follows:


                  EMPLOYMENT PERIOD; POSITIONS AND DUTIES; ETC.
                  --------------------------------------------


1.1         EMPLOYMENT PERIOD

            The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") beginning on September 1, 1999 and ending on August 31, 2003.

1.2         POSITIONS AND DUTIES

(A) While employed hereunder, CRAIG G. MATTHEWS shall serve as President & Chief Operating Officer, or any other such title that is equivalent or higher in responsibility and status, reporting directly to R.B. Catell, Chairman and CEO, KeySpan Energy, having such duties and responsibilities commensurate with the position of President & Chief Operating Officer. The Executive will also serve as a member of the Brooklyn Union Board of Directors.

(B) While employed herunder, CRAIG G. MATTHEWS shall serve on key senior strategy committees, such as the Strategic Directions Committee (Holding Company, as member & Utility, as Chairman), the Executive Committee of the SDC, the Investment Review Committee, etc.

(C) While employed hereunder, Employee shall (i) devote all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder; Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees and (ii) manage his personal investments.

1.3         PLACE OF EMPLOYMENT

Employee's place of employment hereunder shall be at the Company's principal executive offices (or other offices as appropriate) in the greater New York Metropolitan area.


                                   ARTICLE II

                            COMPENSATION AND BENEFITS

2.1         BASE SALARY

For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("BASE SALARY") no less than $450,000, payable monthly.

2.2         INCENTIVE COMPENSATION & RESTRICTED STOCK

A. During the Employment Period, the Executive shall participate in short-term incentive compensation plans ("Annual Incentive Compensation & Gainsharing Plan") and/or long-term incentive compensation plans ("Long-Term Performance Incentive Compensation Plan") providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation at least equal to the amounts that he had the opportunity to earn under the comparable plans of KeySpan Energy as in effect as of August 31, 1999.

Upon execution of this Agreement CRAIG G. MATTHEWS shall be granted 10,000 shares of restricted stock with a restriction period that expires August 31, 2003.


2.3         PERQUISTES

During the Employment Period, the Executive shall be entitled to receive perquisites as provided for under the KeySpan Energy Perquisites Program.


2.4         OTHER BENEFITS

During the Employment Period, the Executive shall be entitled to participate in all applicable benefit plans, saving and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives.

2.5         DEATH OR DISABILITY

The Company shall be entitled to terminate the Executive's employment because of the

Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of one hundred eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

2.5         CHANGE OF CONTROL

IN THE EVENT THAT EXECUTIVE'S EMPLOYMENT IS TERMINATED WITHIN THE TIME PERIOD AND UNDER CONDITIONS GIVING RISE TO THE PAYMENT OF SEVERANCE BENEFITS UNDER THE KEYSPAN ENERGY SENIOR EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN ("SEVERANCE PLAN"), AS WELL AS THE PAYMENT OF SEVERANCE BENEFITS UNDER SECTIONS 3.3 AND 4.4 OF THIS AGREEMENT, THE EXECUTIVE SHALL BE ENTITLED TO SEVERANCE BENEFITS UNDER THE SEVERANCE PLAN OR UNDER SEVERANCE BENEFITS IN THIS AGREEMENT, WHICHEVER BENEFITS ARE GREATER.
                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

3.1         TERMINATION BY EMPLOYEE

Employee may, at any time prior to the end of the Employment Period, terminate employment hereunder for any reason by delivering a Notice of Termination to the KeySpan Energy Board of Directors ("Board"). The Employee is required to give 30 calendar days notice.

3.2         TERMINATION BY THE COMPANY

This agreement shall terminate and the Employees employment shall cease upon any of the following: (a) mutual agreement of the Employee and the Company; (b) death or disability (at the expiration of the 180 day period as defined under "Disability") of the Employee; or (c) in the discretion of the Board, Good Cause for termination.

Good Cause for termination ("Good Cause") shall mean Employee's: (i) breach of the terms in paragraphs 1.2, or Article IV of this agreement, (ii) conduct that constitutes dishonesty or knowing and willful breach of fiduciary duty; (iii) insubordination or refusal to perform assigned duties or comply with directions of the Board; (iv) conviction by a court of competent jurisdiction or entry of a plea of no contest for a crime involving any act of moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or improper and unacceptable conduct by an Employee thereof; or. (v) continued material failure or inability to achieve required performance results or perform in a competent manner following written notice and *PAGE REVISED 11/8/99 FOR CLARIFICATION OF PROVISION 2.5. (SEE REVISION IN ITLALICS)
                                            INITIALS: C.G.M. _____ R.B.C. ______


opportunity to improve performance.

If the Executive's employment is terminated by the Company for Good Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in
Section 3.3 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations, as defined below, to the Executive in a lump sum in cash within
(30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 2.4 and Section
4.3 below.


3.3         SEVERANCE BENEFITS

The following provisions shall apply if the Employee terminates employment for Good Reason or if the Company terminates Employee's employment for any reason other than the parties mutual agreement, Good Cause, death or disability of the Employee.

"Good Reason" shall mean any of the following:

without Employee's express written consent, any action, or failure to take action, by the Company, the Board or the shareholders of the Company by the Company that results in a diminution in the Executive's position, authority, titles, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive; a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Employee to the company; without Employee's written consent, the relocation of the principal executive offices of the Company to a location outside the greater New York area; any purported termination by the Company of Employee's employment not in accordance with the provisions of this agreement;

For purposes of this agreement, any good faith determination of "Good Reason" made by the Employee shall be conclusive.

1. If, during the Employment Period, the Company terminates the Executive's employment, other than for Good Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company (A) shall pay the Executive, in a single lump sum, the Accrued Obligations (as defined in Section 3.3 (2) below), except that the following provisions will be substituted for subsection A & B thereof; and the aggregate amount of the salary and Annual Incentive Compensation that he would have received if he had remained employed for the Severance Period (assuming that the Annual Incentive Compensation for such period would have equaled the target amounts of such Incentive Compensation as in effect immediately before the Date of Termination); (B) shall cause the Executive to continue to accrue benefits under Senior Executive Retirement Plan
(SERP) during the Severance Period; and (C) shall continue to provide the Executive with the Life Insurance Coverage and benefits as if he had remained employed by the Company pursuant to this Agreement during the Severance Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits, provided to retired senior executives, to the extent such benefits can be provided pursuant to the plan or program maintained by the Company for its executives. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's Employment (but in the case of options that were not vested immediately before the Date of Termination, not longer than three years). Severance Period used here shall mean the period from the Date of Termination through the end of the Employment Period.

(2) If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries(or if there is not such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (a) any portion or the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (b) an amount representing the Annual Incentive Compensation and cash Long-Term Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the target amount of such Incentive Compensation as in effect immediately before the Date of Termination, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant performance period; (c) any compensation previously deferred by the Executive that has not been paid ; and (d) any accrued but unpaid vacation pay, and the Company shall have no further obligations under this agreement except as specified in Section 2.4.

3.4         NOTICE OF TERMINATION.

If such termination is by Employee for Good Reason or by the Company for Disability or Good Cause, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor. Any notice purporting to terminate Employee's employment which is not in compliance with the requirements of this definition shall be ineffective. The Date of Termination shall mean ("Date of Termination") the termination date specified in a Notice of Termination delivered in accordance with this Agreement.



                                   ARTICLE IV




4.1         CONFIDENTIAL INFORMATION.
            ------------------------

 The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective business that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except in the course of performing his duties hereunder or with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 4.1 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this agreement.

4.2         SUCCESSORS.

This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company, or by law as a result of a merger or consolidation. In the event of such assignment, a failure by the successor to specifically assume in writing, delivered to the Executive, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement.

4.3         NON EXCLUSIVITY OF RIGHTS.

Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the SERP, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

4.4.        CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.
----        ------------------------------------------

(a) Any thing in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to, or for the benefit of, the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), as amended or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive and additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up payment equal to the Excise Tax imposed upon the Payments.

(b) Subject to the provisions of paragraph (c) of this Section 4.4, all determinations required to be made under this Section 4.4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive with 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.4, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 4.4 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notices the Executive in writing prior to the expiration of such period that is desires to contest such claim, the Executive shall:

     (I) give the Company any information reasonably requested by the Company relating to such claim,

     (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

     (iii) cooperate with the Company in good faith in order effectively to contest such claim, and,

     (iv) permit the Company to participate in any proceedings relating to such claim; PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including inters and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 4.4, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive harmless, on an after-tax basis, from any Excise Tax or income tax) including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the stature of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 4.4, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (c) of this Section 4.4, promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 4.4, a determination is made that the Executive shall not be entitled to any refund with respect such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

4.5         ATTORNEYS' FEES.

The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of the Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.


4.6.        GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions here of and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                     If to the Executive:    Craig G. Matthews
                                             17 Wynwood Road
                                             Chatham, NJ 07928

                        If to the Company:   KeySpan Energy
                                             One MetroTech Center
                                             Brooklyn, NY 11201
                                Attention:   Deputy General Counsel

            or such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 4.6. Notice and communications shall be effective when actually received by the addressee.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written


                                             __________________
                                             Craig G. Matthews


                                             Keyspan Energy


                                             ___________________
                                             Name:
                                             Title:


Exhibit 10.10
                          EMPLOYMENT AGREEMENT


This Employment Agreement ("AGREEMENT") is entered into as of July 29, 1999 (EFFECTIVE DATE") by and between KeySpan Energy) with its principal office at One MetroTech Center, Brooklyn, New York 11201 ("COMPANY"), and Gerald Luterman, 65 Old Hill Road, Westport, Connecticut 06880 ("EMPLOYEE").

                               ARTICLE I

Whereas, the Company desires to employ employee as an officer of the Company with the title of Senior Vice President, and Chief Financial Officer, and

Whereas, the Employee desires to accept such employment, on the terms and conditions herein set forth

Now, therefore for good and valid consideration, and intending to be legally bound, the Employee and the Company agree as follows:

                    DEFINITIONS AND INTERPRETATIONS

1.1   DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

      "BASE SALARY" shall have the meaning specified in Section 3.1
       -----------

      "BOARD" shall mean the Board of Directors of KeySpan Energy
       -----

      "CONFIDENTIAL INFORMATIOn" shall have the meaning specified in Section 5.1(A).

      "COMPANY" shall mean KeySpan Energy and their successor(s).

      "DISABILITY"shall mean a mental or physical incapacity, which prevents the Employee from satisfactorily performing the duties of his position for a period of 90 days.

      "EXPIRATION DATE" shall have the meaning specified in Section 2.2.

      "GOOD CAUSE" shall have the meaning specified in Section 4.2.

      "GOOD REASON" shall mean any of the following:

      (1)   without  Employee's  express  written  consent,  a material  adverse
            alteration  in  the  nature  or  status  of   Employee's   position,
            functions, duties or responsibilities with the Company;

      (2) a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Employee to the Company;

      (3) without Employee's express written consent, the relocation of the Employees executive office outside his place of employment set forth in section 2.4;

      (4) any purported termination by the Company of Employee's employment not in accordance with the provisions of this Agreement;

      "NOTICE OF TERMINATION" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. If such termination is by Employee for Good Reason or by the Company for Disability or Good Cause, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor. Any notice purporting to terminate Employee's employment which is not in compliance with the requirements of this definition shall be ineffective.

      "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

      "TERM" shall have the meaning specified in Section 2.2.

      "TERMINATION DATE" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2   INTERPRETATIONS

(A) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.



(B) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                               ARTICLE II

              EMPLOYMENT; TERM; POSITIONS AND DUTIES; ETC.
              -------------------------------------------

2.1   EMPLOYMENT

The Company agrees to employ Gerald Luterman who agrees to accept employment and remain in such employment, on a full-time basis with the Company, in each case on the terms and conditions set forth in this Agreement.

2.2   TERM OF EMPLOYMENT

Unless sooner terminated pursuant to Article IV, the term of Employee's employment under this Agreement (the "TERM") shall commence on the Effective Date and shall continue until July 31, 2002, (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that no later than (6) six months prior to the Expiration Date the Employee shall be notified in writing of the Company's intent to continue his employment after the initial three-year term. If the Employee does not receive such notice, his employment shall terminate on the Expiration Date. If he does receive such notice and elects to continue in the Company's employ, his employment shall continue after the Expiration Date subject to termination by the Employee upon thirty (30) days notice to the Company at any time after the Expiration Date and subject to termination by the Company upon 180 days notice to the Employee at any time after the Expiration Date.

2.3   POSITIONS AND DUTIES

(A) While  employed  hereunder,  GERALD  LUTERMAN  shall  serve as  Senior  Vice
President and Chief Financial Officer, reporting directly to R.B. Catell, Chairman and CEO, KeySpan Energy, having such duties and responsibilities commensurate with the position of Senior Vice President and Chief Financial Officer as the Chairman and/or Board or Directors shall from time to time specify.

(B) While employed hereunder, Employee shall (i) devote all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder and (ii) not accept employment with any Person other than with the Company unless explicitly approved in writing by the Board prior to the engagement or outside activity. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees and (ii) manage his personal investments.

(C) While employed hereunder, Employee shall conduct himself in such a manner as not to prejudice, in any material respect, the reputation of the Company in the fields of business, in which it is engaged or with the investment community or the public at large.

2.4   PLACE OF EMPLOYMENT

The Employee's primary place of employment hereunder shall be at, or within the immediate vicinity of, the Company's MetroTech headquarters in Brooklyn, N.Y.

       Employee understands that he may need to establish a secondary office at another Company facility on Long Island.


                               ARTICLE III

                        COMPENSATION AND BENEFITS

3.1   BASE SALARY

For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("BASE SALARY") no less than $300,000, payable monthly.

3.2   ANNUAL INCENTIVE COMPENSATION & GAINSHARING PLAN

The Company shall maintain an annual incentive bonus plan, which will provide for an annual bonus as determined by the Board of Directors after review of performance, progress, and the profits of the Company with respect to goals and expectations established by the Board from time to time and the contribution and performance of the Employee. Such bonus shall be payable in accordance with the plan provisions included in the annual incentive plan. Employee shall be eligible to participate in the annual incentive plan, as may be amended from time to time by the Board, at all times during the Term.

      All terms set forth in Exhibit A hereto are incorporated by reference and are an integral part of this Employment Agreement

3.3   LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

The Company shall maintain a long-term incentive compensation plan which provides an incentive compensation opportunity based upon the long term performance results of the Company. The Employee shall be eligible to participate in the long-term compensation incentive plan in accordance with its terms as may be amended from time to time by the Board.

3.4   VACATION

The Employee shall be entitled to 5 weeks vacation/year, effective January 1, 2000. During 1999, 2 weeks will be granted. Vacation not used in one calendar year, shall not carry over to the next year. No payments shall be due for unused vacation at the end of a calendar year.

3.5   BUSINESS EXPENSES

The Company shall, in accordance with the rules and policies that it may establish from time to time, promptly reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties. Requests for reimbursement for such expenses must be accompanied by appropriate documentation and be approved according to corporate procedure.

3.6   COMPENSATION, BENEFITS AND PERKS

The Employee shall be eligible to participate in any and all compensation and benefit plans (including but not limited to the medical, dental and life insurance) provided to comparably situated officers and Employees of the Company, subject to the rules and requirements of such plans as they may be amended from time to time. In addition, Employee shall be eligible for a Company paid annual physical exam, health club membership, financial planning, personal computer loaned for home use and a Company leased automobile pursuant to the Compensation and Capital Accumulation Program provided to you attached as Exhibit A.

3.7   DISABILITY BENEFITS

If Employee becomes disabled, as determined by a physician selected by the Employee and approved by the Company, Employee shall continue to be paid his base salary for 90 days of sick pay and accrue any annual incentive compensation for the first 90 days of such disability.

The Company shall make available an optional Long Term Disability Plan which Employee shall be eligible to participate subject to the terms and condition of such plan as may be amended from time to time. Eligibility for coverage shall commence on the first day of employment.

                               ARTICLE IV

                        TERMINATION OF EMPLOYMENT

4.1   TERMINATION BY EMPLOYEE

Employee may, at any time prior to the Expiration Date, terminate employment hereunder for any reason by delivering a Notice of Termination to the Board. The Employee is required to give 30 calendar days notice.

4.2   TERMINATION BY THE COMPANY

This agreement shall terminate and the Employee's employment shall cease upon any of the following: (a) mutual agreement of the Employee and the Company; (b) death or disability (at the expiration of the 90 day period as defined under "Disability") of the Employee; or (c) upon the occurrence of Good Cause for termination.

Good Cause for termination means Employee's: (i) breach of the terms in paragraphs 2.3, or Article V of this agreement and continuation of the breach for more than fifteen days after written notice by the Company to the Employee specifying in reasonable detail the nature of the alleged breach; (ii) conduct that constitutes knowing and willful breach of fiduciary duty as addressed in the KeySpan Corporate Policy Statement: Ethical Business Conduct attached as Exhibit B hereto; (iii) refusal to perform assigned duties or comply with directions of the Board of Directors relating to his position and functions as Chief Financial Officer and a Company Officer; or (iv) conviction by a court of competent jurisdiction or entry of a plea of no contest for a crime involving any act of moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or improper and unacceptable conduct by an Employee thereof.

4.3   PAYMENT OF ACCRUED BASE SALARY, VACATION PAY, ETC.

Upon the termination of Employee's employment for any reason (including death or disability), the Company shall pay to Employee (or estate) a lump sum for (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) all unused vacation time accrued by Employee as of the Termination Date in accordance with Section 3.4, and (iii) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5, and (iv) any other amounts payable in accordance with the provisions of the applicable compensation or benefits plans for KeySpan Energy Employees.

4.4   SEVERANCE BENEFITS

(1) The following provisions shall apply if the Employee terminates employment for Good Reason or if the Company terminates Employee's employment for any reason other than the parties mutual agreement, Good Cause, death or disability of the Employee.

(A) Lump Sum Payment. The Company shall pay to Employee within thirty business days after the Termination Date, without offset of any kind except as described below, (i) a lump sum payment equal to the aggregate amount of the Employees's Base Salary for the remainder of the Term and (ii) a lump sum representing the aggregate of the annual incentive amount for each year (measured at the target level) for the remainder of the Term. Employee will also vest in one hundred percent of the stock options set forth in Exhibit A. Additionally, for purposes of pension benefit accruals, Employee shall vest in service for the remainder of the Term, so that Employee shall receive a single life annuity pension benefit of $16,053.74 per year, payable monthly. If Employee desires to select a joint and surviving spousal annuity, this amount will be reduced based on actuarial factors set forth in the Company's plan.

      The salary and incentive  amounts payable to Employee under this paragraph
(A) is to be offset from, and not in addition to, any severance payment due or to become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company.

(B) Insurance Benefits, etc. The Company will continue to provide medical and dental coverage in which the Employee was enrolled in at the Termination Date under same Terms with same Employee contributions for the remainder of the term of the contract however, in the event the Employee becomes covered during the period in which the Company is providing benefits by another employer's group plan which provides comparable coverage to the Employee and his dependents, provided the plan does not contain any exclusion or limitation regarding pre-existing conditions, then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph. COBRA coverage shall begin at the end of the Employee's coverage under the Company's group health plan as provided in this paragraph. Employee is obligated to notify company immediately if he receives comparable coverage.

      Employee will be eligible to participate in the Company's life insurance plan and long term disability plan for the remaining term of this Agreement if permitted by the company providing such insurance. Employee acknowledges that under the terms of the current plans, he will not be able to participate if his employment should cease.

C ) The Employee shall participate in the KeySpan Energy Senior Executive Change of Control Severance Plan as adopted by the Board of Directors on October 30, 1998. In the event of termination upon Change of Control, Employee shall be considered to be vested in his actual service accrued to date of termination, plus three years of credited service as provided in the Plan.

D) In the event of any termination by the Company of the Employee's employment under this Agreement, other than for Good Cause, the Employee shall not have any obligation to seek other employment or to otherwise mitigate his damages and the amount payable to him and the other benefits to be provided to him under this Agreement shall not be reduced by the amount of any other compensation that he may earn following termination of employment.

(2) Release. Notwithstanding anything in this Section 4.4 to the contrary, as a condition to the receipt of any severance payment or benefit under this Section 4.4, Employee must first execute and deliver to the Company a release and agreement in a form acceptable to the Company, releasing the Company, affiliated and subsidiary companies, their officers, managers, Employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company or the termination of such employment or anything else. The Company acknowledges that such release will be conditioned upon the Company's fulfillment of its obligations under this Agreement.

It  being   understood   that  the  Employee  will  not  agree  to  release  any
indemnification to which he is entitled as an Officer and Employee of the Company.


(3) Notwithstanding anything in this Section 4.4 to the contrary, the Employee shall not be eligible for any severance payment or benefits hereunder, if Employee is offered a comparable position with the Company, subsidiary or affiliated companies and the Employee accepts such offer.

                                ARTICLE V

              CONFIDENTIAL INFORMATION AND NON-COMPETITION

5.1CONFIDENTIAL INFORMATION

(A) Employee recognizes that the services to be performed hereunder are special, unique, and extraordinary and that, by reason of employment with the Company, Employee may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that may be learned or has learned by reason of employment with the Company or (ii) disclose any such Confidential Information to any Person except (a) in the performance of the obligations to the Company hereunder, (b) as required by applicable law, (c) in connection with the enforcement of rights under this Agreement, (d) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (e) with the prior written consent of the Board. As used herein "CONFIDENTIAL INFORMATION" includes information that the Company treats as confidential, with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; PROVIDED, HOWEVER, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a nonconfidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company.

(B) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company and shall retain no copies of any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs.

5.2   NON-COMPETITION

(A) While employed hereunder and for a period of six months from the Expiration Date (the "RESTRICTED PERIOD"), neither Employee nor any corporation, partnership or other entity controlled by Employee will (a) in the Northeast United States, travel, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to, or invest in any business entity or with any individual engaged in, or engaged directly in, any business which is a direct competitor of the Company, (b) solicit business in direct competition with the Company from any customers or persons who were Employees of customers of the Company at any time, (c) directly divert or attempt to divert from the Company, any business in which it has been engaged during the term of Employee's employment with the Company, or in which it might reasonably be expected to become engaged, (d) directly interfere or attempt to interfere with the relationships between the Company, its customers, Employees of customers or vendors, (e) directly interfere or attempt to interfere with the relationship of employer-Employee or principal and agent of any person bearing such relationship to the Company, nor directly divert or attempt to divert any such person from employment or representation of the Company; provided, however, that Employee shall not be prohibited by the terms of Section 5.2 from investing in and owning not more than one percent (1%) of the outstanding share of common stock of any corporation, the shares of which are publicly traded pursuant to the Securities Exchange Act of 1934, and/or passively invest as a limited partner in any non-publicly traded security For purposes of this provision, the "direct competitors" of the Company are those individuals, Persons or entities that engage in any business enterprises involving telecommunication and/or energy including, but not limited to those related to gas and electric utilities.

(B) Employee has carefully  read and  considered  the provisions of this Section
5.2 and, having done so, agrees that the  restrictions set forth in this Section
5.2 are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, Employees, creditors and shareholders. Employee understands that the restrictions contained in this
Section 5.2 may limit their ability to engage in a business in direct competition with the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

(C) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3   INJUNCTIVE RELIEF

Employee  acknowledges  that a breach of any of the covenants  contained in this
Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such breach, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Employee agrees to and hereby does submit to IN PERSONAM jurisdiction before each and every New York State and Federal courts in New York for that purpose. Employee agrees that the rights of the Company to obtain an injunction granted by this paragraph of the Agreement shall not be considered a waiver of its rights to assert any other remedies it may have at law or in equity.


                               ARTICLE VI

                             MISCELLANEOUS

6.1   NOTICES

All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board with a copy to the Secretary of the Company and (ii) if to Employee, in person or at the residence address on the records of the Company or to such other address as she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered personally or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

6.2   SEVERABILITY

The invalidity or non enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.3   TAX WITHHOLDINGS

The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory to the Company) the amount of such taxes.

6.4   AMENDMENTS AND WAIVERS

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board or other individuals as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


6.5   ENTIRE AGREEMENT; TERMINATION OF OTHER AGREEMENTS

This Agreement and the attached Exhibit A and Exhibit B, constitute the entire agreement of the parties and no previous agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

6.6   GOVERNING LAW

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws provision.

6.7   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

6.8   SUCCESSORS: BINDING AGREEMENT

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, Company shall include any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6.8 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


WITNESS:                      KeySpan Corporation:

______________________        By:   _______________________________

                              Title: _______________________________

WITNESS                       EMPLOYEE:

---------------------         ------------------------------------

Exhibit 10.14
                               FIRST AMENDMENT TO

                           SUBORDINATED LOAN AGREEMENT

                               AND PROMISSORY NOTE

                  THIS FIRST AMENDMENT TO SUBORDINATED LOAN AGREEMENT AND PROMISSORY NOTE (this "First Amendment") dated effective as of October 27, 1999 is entered into by and between HOUSTON EXPLORATION COMPANY, a Delaware corporation (the "Company"), and KEYSPAN CORPORATION d/b/a KeySpan Energy (as successor to MarketSpan Corporation d/b/a KeySpan Energy) (the "Lender").

                              PRELIMINARY STATEMENT

                  The Lender and the Company are parties to that certain Subordinated Loan Agreement dated as of November 30, 1998 (as same may be further amended, restated and extended herein, the "Credit Agreement") under and subject to the terms of which the Lender has committed to make Advances through January 1, 2000, not to exceed $150,000,000.00 in aggregate amount outstanding, and that certain Promissory Note dated November 30, 1998 executed by the Company to the order of Lender (the "Note").

                  The Company and the Lender desire to amend the Credit Agreement for the sole purpose of extending the maturity date.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the Company and the Lender hereby agree as follows:

                  SECTION 1. Definitions. Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement.

                  SECTION 2. Amendments to the Credit Agreement. (a) The Credit Agreement and the Note are hereby amended such that all references to "Maturity Date" or "Termination Date," and all references to "January 1, 2000" within the definitions of Maturity Date and Termination Date, whether in the Credit Agreement, the schedules thereto or in the Note, shall mean and be a reference to the date of March 31, 2000.

                  (b) Specifically, the section of the Credit Agreement on page one thereof entitled "Maturity Date" and the identical provision under the same title on page one of Schedule I to the Credit agreement are hereby amended by deleting same in their entirety and replacing same with the following:

Maturity Date: All outstanding principal, unpaid accrued interest and fees will be repaid at Maturity, March 31, 2000. Any principal amount that remains outstanding subsequent to the Maturity Date will be converted into equity (the number of shares to be issued to the Lender will be determined based upon the average of the closing prices of Houston Exploration's common stock, rounded to three decimal places, as reported under "NYSE Composite Transaction Reports" in the Wall Street Journal during the 20 consecutive trading days ending three trading days prior to March 31, 2000. Because the market value represents an average of the Company's common stock over twenty consecutive trading days ending three trading days prior to Maturity, the market price may be higher or lower than the price of the common stock on the conversion date. The total amount converted to equity shall not exceed the Total Commitment Amount. Any unpaid accrued interest or fees that remain outstanding subsequent to the Maturity Date will be paid in cash. Notwithstanding the foregoing, upon any sale, transfer or other disposition of the stock or substantially all of the assets of the Company prior to March 31, 2000, all outstanding principal and unpaid accrued interest and fees will be paid in cash on the consummation of such sale, transfer or other disposition.

                  (c) The Credit Agreement is hereby amended to reflect the fact that, as consideration for the extension of the Maturity Date as evidenced by, and as a condition to the effectiveness of, this First Amendment, the Company shall pay to the Lender an up-front fee of Twelve Thousand and No/100 Dollars ($12,000.00).

                  SECTION 3. Ratification. The agreements and obligations of the
Company under the Credit Agreement, the Note and any and all other Loan Documents, are hereby brought forward, renewed and extended until the indebtedness evidenced by the Credit Agreement and the Note shall have been fully paid and discharged. The Credit Agreement and the Note, and all terms thereof shall remain in full force and effect. The Lender hereby preserves all of its rights against the Company, and the Company hereby agrees that all such rights are ratified and brought forward for the benefit of the Lender.

                  SECTION 4. Representations True; No Default. The Company and the Lender represent and warrant that this First Amendment has been duly authorized, executed and delivered on behalf of the Company and the Lender, respectively, and the Credit Agreement, as amended hereby, constitutes the valid and legally binding agreement of the Company and the Lender, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar law relating to creditors' rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding, in equity or at law);

                  SECTION 5. No Obligation. This First Amendment shall not create a course of dealing among or between the parties hereto, and no further obligation of any kind in excess of those expressly set forth herein shall be inferred from this First Amendment.

                  SECTION 6. Conditions of Effectiveness. This First Amendment shall become effective on the date upon which this First Amendment shall have been duly executed and delivered by the Company and the Lender, together with a certificate of the Company certifying as to (i) the incumbency of the officer executing this First Amendment, (ii) the truth of the representations and warranties in the Credit Agreement, and (iii) the absence of any defaults under the Credit Agreement.

                  SECTION 7. Reference to the Agreement. (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "hereunder," "herein," "hereof" or words of like import shall mean and be a reference to the Agreement, as affected and amended hereby.

                  (b) Upon effectiveness of this First Amendment, each reference in the Credit Agreement shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

                  SECTION 8. Miscellaneous Provisions. (a) This First Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (b) The headings herein shall be accorded no significance in interpreting this First Amendment.

                  SECTION 9. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

                  SECTION 10. FINAL AGREEMENT OF THE PARTIES. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS
CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

                  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers to be effective as of the date first written above.

                              KEYSPAN CORPORATION,
                              d/b/a KeySpan Energy

                              By:      /s/ Robert R. Wieczorek
                              Name: Robert R. Wieczorek
                              Title: VP, Secretary and Treasurer
                              Address: One MetroTech Center
                              Brooklyn, NY 11201

                         THE HOUSTON EXPLORATION COMPANY

                            By: /s/ Thomas W. Powers

                                Thomas W. Powers
                                Senior Vice President
                                1100 Louisiana, Suite 2000
                                Houston, Texas 77002
Exhibit 10.16>

                    FIRST AMENDMENT TO EXPLORATION AGREEMENT


         This First Amendment to Exploration Agreement ("Amendment") is made and entered into this the third day of November 1999, between THE HOUSTON EXPLORATION COMPANY, a Delaware corporation, of 1100 Louisiana Street, Suite 2000, Houston, Texas 77002 ("THEC") and KEYSPAN EXPLORATION AND PRODUCTION, L.L.C., a Delaware limited liability company, of One Metro Tech Centre, 18th Floor, Brooklyn, New York 11201 ("KE&P").

                              W I T N E S S E T H:

     A. THEC and KE&P have entered into that certain Exploration Agreement dated the 15th day of March 1999 between The Houston Exploration Company and KeySpan Exploration and Production, L.L.C. ("Exploration Agreement"); and

     B. THEC and KE&P desire to amend the Exploration Agreement as set forth in this Amendment. NOW, THEREFORE, for valuable consideration, THEC and KE&P agree as follows: I. Section 1.15 of the Exploration Agreement is amended so that the existing language becomes Section 1.15(a) and the following is inserted as
Section 1.15(b): 1.15(b) KE&P's Quarterly Commitment. The sum of (a) 25 million dollars per calendar quarter during the Primary Term plus (b) that portion of prior quarters' Quarterly Commitments that have not been expended or committed for expenditure under this Agreement which sum shall be used to pay all costs attributable to KE&P under this Agreement, including G and A Costs, during the relevant quarter.

                                                        II.
         Section 1.28 of the  Agreement is deleted and the following new Section
1.28 is substituted therefor:

         1.28 Program Year. Each calendar year (or portion of a calendar year if the Primary Term ends at the end of any calendar quarter during such year other than December 31 of such year) during the Primary Term of this Agreement. A cost under this Agreement for purposes of Payout shall be attributable to the Program Year in which the first Exploratory Well is spudded on the Lease to which such cost relates. If an Exploratory Well is not spudded on a Lease during the Primary Term of this Agreement, the costs relating to such Lease shall be used in the calculation of Payout for the Program Year in which they were incurred. Net Proceeds shall be attributable to the Program Year in which the first Exploratory Well is spudded on the Lease to which such proceeds relate.

                                                       III.
         Section 2.1 of the  Agreement is deleted and the  following new Section
2.1 is substituted therefor:

     2.1 Primary Term. This Agreement shall be for a primary term (the "Primary Term") commencing on January 1, 1999 ("Commencement Date") and ending on the earliest to occur of the following:

(a)      December 31, 2001;

                  (b) the end of any calendar quarter if either party notifies the other party in writing on or before thirty (30) days before the end of such quarter of its election to terminate the Primary Term at the end of such quarter; or

                  (c)      the mutual agreement of the parties.

                                                        IV.

         Section 5.1 of the  Agreement is deleted and the  following new Section
5.1 is substituted therefor:

         5.1 Allocation of IDCs. Subject to Section 5.4, during each year of the Primary Term, KE&P shall pay one hundred percent (100%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases until KE&P has paid Intangible Costs for such year totaling 20.725 million dollars and, thereafter during such year KE&P shall pay fifty one and seventy five one hundredths percent (51.75%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases and THEC shall pay forty eight and twenty five one hundredths percent (48.25%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases. If during any of such years, one hundred percent (100%) of the Intangible Costs attributable to THEC's Original Working Interests in the Leases are less than 20.725 million dollars, the shortage shall be added to the following year and KE&P shall pay during such following year one hundred percent (100%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases until KE&P has paid Intangible Costs for such year totaling 20.725 million dollars plus the shortage from the preceding year(s); provided that, during the first calendar quarter of the 2000

Program Year, KE&P's obligation to pay one hundred percent (100%) of such Intangible Costs shall be limited to 5.18 million dollars and, further provided, if the Primary Term ends on March 31, 2000 KE&P's obligation to pay one hundred percent (100%) of Intangible Costs shall terminate. Subject to the preceding sentence, during the Secondary Term, KE&P shall pay all Intangible Costs attributable to THEC's Original Working Interest in the Leases until such shortage from the Primary Term, if any, is expended and thereafter shall pay fifty one and seventy five one hundredths percent (51.75%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases and THEC shall pay forty eight and twenty five one hundredths percent (48.25%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases; provided that, KE&P shall have no obligation to pay Intangible Costs to the extent such costs relate to a Lease reassigned to THEC under Section 6.5 and such costs accrue after such reassignment.

                                                        V.

         Section 5.3 of the  Agreement is deleted and the  following new Section
5.3 is substituted therefor:

         5.3 Allocation of Remaining Costs. Subject to Section 5.4 and 5.8, during the Primary Term and the Secondary Term, KE&P shall pay forty five percent (45%) of all Drilling Costs, Development Costs, Seismic Costs, Leasehold Costs, Abandonment Costs and Operating Costs attributable to THEC's Original Working Interest in the Leases and THEC shall pay fifty five percent (55%) of all Drilling Costs,

Development Costs, Seismic Costs, Leasehold Costs, Abandonment Costs and Operating Costs attributable to THEC's Original Working Interest in the Leases; provided that, KE&P shall have no obligation to pay any of such costs to the extent such costs relate to a Lease reassigned to THEC under Section 6.5 and such costs accrue after such reassignment.

                                                        VI.

         Section 5.4 of the Agreement is amended so that the existing language becomes Section 5.4A and the following is inserted as 5.4B:

         5.4B Primary Term Commitment. Notwithstanding the foregoing Section 5.4A, for the period commencing January 1, 2000, this Section 5.4B shall apply prospectively in lieu of Section 5.4A. KE&P's obligation to pay the costs specified in Sections 5.1 to 5.3 incurred during any quarter of the Primary Term is limited to KE&P's Quarterly Commitment subject to the following:

         (a) If THEC determines that the allocation to KE&P of its share of the Drilling Costs and Intangible Costs of the first Exploratory Well on a Lease will result in KE&P's Quarterly Commitment being exceeded, THEC shall notify KE&P in writing of such fact prior to commencing such Well. Within fifteen (15) days (or such lesser period specified in the notice if the proposed spud date of such Well is less than thirty (30) days from the date of such notice) after receiving such notice, KE&P shall notify THEC in writing whether or not it approves such Well. If KE&P approves such Well, KE&P's share of the Drilling Costs and Intangible Costs of such Well shall be deemed "Excess

Costs" and, to the extent the Excess Costs result in KE&P's Quarterly Commitment being exceeded, such commitment shall be increased accordingly for such quarter. If KE&P does not approve such Well or fails to notify THEC of its decision, KE&P shall forfeit its interests in such Well and the Lease on which it is located.

         (b) Except as provided in Section 5.4(a), if KE&P is not obligated to pay a portion of its share of the costs specified in Sections 5.1 to 5.3 during any quarter of the Primary Term, because its share exceeds in whole or in part KE&P's Quarterly Commitment, and THEC pays such costs, KE&P shall reimburse THEC for such costs out of KE&P's Quarterly Commitment for the following quarter on or before thirty days after the end of the quarter in which THEC paid such costs or, if the Primary Term has ended, THEC shall receive KE&P's share of Net Proceeds from all Wells drilled under this Agreement until such time as THEC has received a sum of money (exclusive of all Burdens, Marketing Costs and Taxes) out of such share equal to KE&P's share of costs which were paid by THEC, provided, however, that the amount to be paid by KE&P as contemplated above shall not exceed twenty percent (20%) of KE&P's Quarterly Commitment without its written consent.

         (c) KE&P's Quarterly Commitment shall first be applied to G and A Costs, Seismic Costs, Leasehold Costs and Operating Costs and the remainder to the Intangible Costs, Drilling Costs, Development Costs and Abandonment Costs.

     (d) All Drilling Costs, Intangible Costs and Development Costs for purposes of applying the limitations of KE&P's Quarterly Commitment shall, at the election of

THEC, be deemed to have been incurred entirely on the date THEC submits to KE&P the information set forth in Section 7.3 relating to the applicable operation or the date of the AFE relating to the expenditure of such costs, rather than on the dates such costs are actually incurred.

         (e) Such portion of KE&P's Yearly Commitment for the year 1999 not expended or committed for expenditure by December 31, 1999 shall be available for use during the Primary Term only for Development Costs and Intangible Costs related to Development Operations on Leases on which the first Exploratory Well was spudded during the 1999 Program Year.

         (f) Such portion of KE&P's Quarterly Commitment, for any calendar quarter, not expended or committed for expenditure by the last day of such quarter shall be available for use in subsequent quarters during the Primary Term only for Development Costs and Intangible Costs related to Development Operations on Leases on which the first Exploratory Well was spudded during the quarter to which the unused portion of the quarterly Commitment relates, or any previous quarter, including the 1999 Program Year.

                                                       VII.

         Section 10.4 of the Exploration Agreement is amended so that the existing language becomes Section 10.4(a) and the following is inserted as
Section 10.4(b):

         10.4(b) Budgets. Notwithstanding the foregoing Section 10.4(a), for the period commencing January 1, 2000, this Section 10.4(b) shall apply prospectively in lieu of Section 10.4(a). THEC shall submit quarterly to the Management Committee THEC's Program Budget and a quarterly budget setting forth the anticipated financial requirements of KE&P under this Agreement. Such budgets for the first quarter of the year 2000 shall be submitted on or before January 1, 2000 and the budgets for the following quarters during the terms on or before the first day of such quarters.

         Except as herein amended, the parties do hereby ratify and confirm the Exploration Agreement.

         Executed on the day set forth above, but to be effective as of January 1, 2000.

THE HOUSTON EXPLORATION COMPANY



By:/s/ James Westmoreland
         James Westmoreland, Vice President

KEYSPAN EXPLORATION AND
   PRODUCTION, L.L.C.


By:/s/ Zain Mirza
         Zain Mirza, Vice President

Exhibit 10.20
[
                         THIRD AMENDMENT TO AMENDED AND

                            RESTATED CREDIT AGREEMENT

         This THIRD AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") executed effective as of December 31, 1999 (the "Effective Date"), is by and among THE HOUSTON EXPLORATION COMPANY, a Delaware corporation ("Company"); CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (in its individual capacity, "Chase"), as agent (in such capacity, "Agent") for each of the lenders that is a signatory hereto or which becomes a signatory hereto and to the hereinafter described Credit Agreement as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, "Lender" and collectively, "Lenders").

                                 R E C I T A L S

         A. The Company, the Agent and the Lenders (other than the hereinafter defined "Additional Lenders") are parties to that certain Amended and Restated Credit Agreement dated as of March 30, 1999 (said Amended and Restated Credit Agreement, as amended and supplemented by First Amendment to Amended and Restated Credit Agreement dated as of May 4, 1999, and as further amended by Second Amendment to Amended and Restated Credit Agreement dated as of October 6, 1999, "Credit Agreement"), pursuant to which the Lenders agreed to make loans and issue Letters of Credit to and for the account of the Company.

     B. The Company, the Lenders and the Agent mutually desire to amend certain aspects of the Credit Agreement relating to, among other things, the Borrowing Base and Threshold Amount.

     C. In view of the foregoing, the Company, the Agent and the Lenders hereby agree to amend the Credit Agreement in the particulars hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

     1. Section Certain Terms. All capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Section  Amendments  and  Supplements  to Credit  Agreement.  The Credit
Agreement        is        hereby        amended        and         supplemented
as follows:

                  2.1  Definitions.
                       -----------

                  (a) The following terms defined in Section 1.02 of the Credit Agreement are hereby amended as follows:

               (i) The term "Agreement" is hereby amended in its entirety to read as follows:

                           "Agreement"  shall  mean this  Credit  Agreement,  as
                  amended by the First Amendment, as further amended by the Second Amendment, as further amended by the Third Amendment, and as the same may be further amended or supplemented from time to time.

                           (ii) The term  "Applicable  Margin" is hereby amended
in its entirety to read as follows:

         "Applicable Margin" shall mean at the time of calculation, with respect to any Loan, calculated as a function of the type of such Loan, the following rate per annum as applicable:


---------------------------------------- ------------------------------------- -------------------------------------
           Threshold Amount                   Fixed Rate Loan Applicable            Base Rate Loan Applicable
              Utilization                         Margin Percentage                     Margin Percentage

---------------------------------------- ------------------------------------- -------------------------------------
             Less than 33%                              0.875%                                  0%
---------------------------------------- ------------------------------------- -------------------------------------
 Greater than or equal to 33% but less
               than 66%                                 1.125%                                  0%
---------------------------------------- ------------------------------------- -------------------------------------
 Greater than or equal to 66% but less
               than 100%                                1.375%                                  0%
---------------------------------------- ------------------------------------- -------------------------------------
     Greater than or equal to 100%                      1.625%                                  0%
---------------------------------------- ------------------------------------- -------------------------------------

                           (iii) The Term  "Threshold  Amount" is hereby amended
in its entirety to read as follows:

                                    "Threshold Amount" shall mean (i) during the
                           period from and including the Effective Date of the Third Amendment to and including the date of the redetermination by the Agent and the Lenders of the Threshold Amount scheduled to occur March 1, 2000, an amount equal to $175,000,000, (ii) during the period from and including March 2, 2000 to and including September 1, 2000, an amount equal to the amount of the March 1, 2000 redetermined Threshold Amount, and
                           (iii) thereafter, the amount equal to the Borrowing Base in effect from time to time. The redetermination of the Threshold Amount on March 1, 2000, shall be made using the same criteria used by the Agent and the Lenders prior to the Closing Date to determine the Threshold Amount.

                  (b)   Section   1.02  of  the  Credit   Agreement   is  hereby
         supplemented, where alphabetically appropriate, with the addition of the following definition:

                           "Third  Amendment"  shall  mean  that  certain  Third
                  Amendment to Amended and Restated Credit Agreement dated effective as of December 31, 1999, between the Company, the Agent and the Lenders.

     2.2 Fees. Section 2.04 of the Credit Agreement is hereby amended as follows:


(a) The table found in Section 2.04(a)(i) is hereby amended in its entirety to read as follows:

         -------------------------------------------------------------- -------------------------------------------
                               Threshold Amount
                                  Utilization                                         Commitment Fee

         -------------------------------------------------------------- -------------------------------------------
                                 Less than 33%                                            0.25%
         -------------------------------------------------------------- -------------------------------------------
                Greater than or equal to 33% but less than 66%                            0.30%
         -------------------------------------------------------------- -------------------------------------------
                Greater than or equal to 66% but less than 100%                           0.30%
         -------------------------------------------------------------- -------------------------------------------
                         Greater than or equal to 100%                                    0.375%
         -------------------------------------------------------------- -------------------------------------------

(b) The table found in Section 2.04(b) is hereby amended in its entirety to read as follows:

         ---------------------------------------------------- -----------------------------------------------------
                          Threshold Amount
                             Utilization                                          Issuance Fee

         ---------------------------------------------------- -----------------------------------------------------
                            Less than 33%                                            0.875%
         ---------------------------------------------------- -----------------------------------------------------
           Greater than or equal to 33% but less than 66%                            1.125%
         ---------------------------------------------------- -----------------------------------------------------
           Greater than or equal to 66% but less than 100%                           1.375%
         ---------------------------------------------------- -----------------------------------------------------
                    Greater than or equal to 100%                                    1.625%
         ---------------------------------------------------- -----------------------------------------------------

                  2.3 Prepayments. Section 2.08(b) of the Credit Agreement is hereby amended and modified to provide that, if on March 29, 2000, the sum of the outstanding aggregate principal amount of the Loans and the LC Exposure exceeds the lesser of the then effective Borrowing Base or the aggregate amount of the Commitments, then the Company shall immediately pay or prepay the amount of such excess amount for application first, towards the reduction of all amounts previously drawn under Letters of Credit, but not yet funded as a Revolving Credit Loan pursuant to Section 4.07(b) or reimbursed, second, if necessary, towards reduction of the outstanding principal balance of the Notes by prepaying Base Rate Loans, if any, then outstanding, and third, if necessary, at the election of the Company, either toward a reduction of the outstanding principal balance of the Notes by prepaying Fixed Rate Loans, if any, then outstanding or by paying such amount to the Agent as cash collateral for outstanding Letters of Credit, which amount shall be held by the Agent as cash collateral to secure the Company's obligation to reimburse the Agent and the Lenders for drawing under the Letters of Credit.

               2.4 MarketSpan Credit Facility. Section 8.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 8.07 MarketSpan Credit Facility. The Company
                  shall maintain an unused and available commitment under the MarketSpan Credit Facility equal to or greater than the amount by which the Borrowing Base exceeds the Threshold Amount until
                  (i) such time as the Borrowing Base is equal to the Threshold Amount, (ii) such time as any and all prepayments required under Section 2.08(b) have been made in full, and (iii) such time as no Default exists hereunder."

     Section 3. Borrowing Base; Threshold Amount. Notwithstanding anything to the contrary contained in the Credit Agreement including, without limitation, the provisions of Section 2.09:

                  (a) The amount of the Borrowing Base shall be (i) $240,000,000 for the period from and including the Effective Date of this Third Amendment to but not including March 29, 2000, and (ii) an amount equal to the Threshold Amount in effect on March 29, 2000, for the period from and including March 29, 2000 to and including September 1, 2000, at which time and from time to time thereafter the Borrowing Base shall be redetermined in accordance with Section 2.09 of the Credit Agreement.

          (b) Any unscheduled redetermination of the Borrowing Base or the Threshold Amount which occurs on or before March 29, 2000, must be approved by all of the Lenders. Section 4. Conditions. In addition to any and all other applicable conditions precedent contained in Article VI of the

Credit Agreement, this Third Amendment shall become binding upon receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

               (a) Counterparts of this Third Amendment duly executed by the Company.

                  (b)   Photocopies   of  all  duly   completed   and   executed
         documentation evidencing the extension of the final maturity of the MarketSpan Credit Facility from January 1, 2000 to March 31, 2000.

               (c) Such other documents as the Agent or its counsel may reasonably request.

         Section 5. Extent of Amendments. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         Section 6. Reaffirmation. The Company hereby reaffirms that as of the date of this Third Amendment, the representations and warranties made by the Company in Article VII of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Third Amendment.

     Section 7. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

         Section 8. Counterparts. This Third Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9. Final Agreement. THE CREDIT AGREEMENT, AS AMENDED HEREBY, THIS THIRD AMENDMENT, THE NOTES AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

                                           [SIGNATURE PAGES BEGIN ON NEXT PAGE]

                                          [Third Amendment to Amended and
                                             Restated Credit Agreement

                                                 Signature Page 1]

Houston:52429.2
         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first above written.

                                      COMPANY:
                                     -------

                                     THE HOUSTON
                                     EXPLORATION
                                     COMPANY

                   By:/s/ Thomas W. Powers

                   Name:  Thomas W. Powers
                   Title:    Senior Vice President
                               Business Development
                               Finance and Treasurer

                   Address: 1100 Louisiana
                                     Suite 2000
                                     Houston, Texas  77002

                   Telecopier No.:  713/830-6885
                   Telephone No.:  713/830-6853

                      LENDERS AND AGENTS:
                      ------------------

                      CHASE BANK OF

            TEXAS, NATIONAL ASSOCIATION, individually as a Lender and as
                      Administrative Agent

                      By: /s/ Russell Johnson

                      Name:  Russell Johnson
                      Title:  Vice President

                                                 Applicable Lending

                                        Office for Base Rate Loans:

                                        Address: 712 Main Street
                                                          Houston, Texas  77002

                                 Applicable Lending Office for Fixed Rate Loans:

                                        Address: 712 Main Street
                                                          Houston, Texas  77002
                                        Telecopier:       713/216-8870
                                        Telephone:        713/216-5617

                                        Address for Notices:

                                        Loan and Agency Services
                                        The Chase Manhattan Bank
                                        1 Chase Manhattan Plaza, 8th Floor
                                        New York, New York  10081

                                        Telecopier No.:  212/552-7490
                                        Telephone No.:  212/552-7943

                                        Attention: Muniram Appanna






                                        THE BANK OF NOVA SCOTIA,
                               individually as a Lender and as Syndication Agent

                                        By: /s/F.C.H. Ashby
                                        Name: F.C.H. Ashby
                                        Title: Senior Manager Loan Operations

                                                     Applicable Lending

                                        Office for Base Rate Loans:

                                        Address: 600 Peachtree Street N.E.
                                                          Suite 2700
                                                          Atlanta GA 30308

                               Applicable Lending Office for Fixed Rate Loans:

                                        Address: 600 Peachtree Street N.E.
                                                          Suite 2700
                                                          Atlanta GA 30308

                                        Address for Notices:

                                        1100 Louisiana, Suite 3000
                                        Houston, Texas 77002

                                        Telecopier No.:  713/752-2425
                                        Telephone No.:  713/759-3441

                                        Attention: Mark Ammerman

                                        with a copy to:

                                        Address: 600 Peachtree Street N.E.
                                                          Suite 2700
                                                          Atlanta GA 30308
                                        Telecopier:       404/888-8998
                                        Telephone:        404/877-1552
                                        Attention:        Phyllis Walker








                                        FIRST UNION NATIONAL BANK,
                             Individually as a Lender and as Documentation Agent

                                        By: /s/ Robert R. Wetteroff
                                        Name: Robert R. Wetteroff
                                        Title: Senior Vice President

                                  Applicable Lending Office for Base Rate Loans:

                                        Address: 301 South College Street
                                               Charlotte, North Carolina 28288

                                Applicable Lending Office for Fixed Rate Loans:
                                        Address: 301 South College Street
                                                 Charlotte, North Carolina 28288

                                        Address for Notices:

                                        1001 Fannin Street
                                        Houston, Texas 77002

                                        Telecopier:               713/650-6354
                                        Telephone No.     713/346-2727

                                        Attention:  Jay Chernosky

                                        with a copy to:

                                        1001 Fannin Street
                                        Houston, Texas 77002

                                        Telecopier:               713/650-6354
                                        Telephone No.     713/346-2727

                                        Attention:  Debbie Blank






                                  PNC BANK NATIONAL ASSOCIATION,
                                  Individually as a Lender and as Managing Agent

                                        By: /s/ Thomas A. Maleski
                                        Name: Thomas a. Maleski
                                        Title: Vice President

                                  Applicable Lending Office for Base Rate Loans:

                                        Address: 249 Fifth Avenue, 3rd Floor
                                                          Mail Stop P1-POPP-03-1
                                                  Pittsburgh, Pennsylvania 15222


                                 Applicable Lending Office for Fixed Rate Loans:

                                        Address: 249 Fifth Avenue, 3rd Floor
                                                          Mail Stop P1-POPP-03-1
                                                  Pittsburgh, Pennsylvania 15222

                                        Address for Notices:

                                        249 Fifth Avenue, 3rd Floor
                                        Mail Stop P1-POPP-03-1
                                        Pittsburgh, Pennsylvania 15222

                                        Telecopier:               412/762-2571
                                        Telephone No.     412/762-3025

                                        Attention:  Thomas A. Majeski

                                        with a copy to:

                                        620 Liberty Avenue
                                        Mail Stop P2-PTPP-03-1
                                        Pittsburgh, Pennsylvania 15222

                                        Telecopier:               412/762-5271
                                        Telephone No.     412/762-3025

                                        Attention:  Stephanie Angelini






                                        COMERICA BANK - TEXAS

                                        By: /s/ Martin W. Wilson
                                        Name: Martin W. Wilson
                                        Title: Vice President

                                  Applicable Lending Office for Base Rate Loans:

                                        Address: 1601 Elm Street, 2nd Floor
                                                          Dallas, Texas 75201


                                 Applicable Lending Office for Fixed Rate Loans:

                                        Address: 1601 Elm Street, 2nd Floor
                                                          Dallas, Texas 75201

                                        Address for Notices:

                                        1601 Elm Street, 2nd Floor
                                        Dallas, Texas 75201
                                        Telecopier:               214/969-6561
                                        Telephone No.     214/969-6563

                                        Attention:  Martin W. Wilson

                                        with a copy to:

                                        Livonia Operations Center
                                        39200 Six Mile Road, 4th Floor
                                        Livonia, Michigan 48152

                                        Telecopier:               734/632-7050
                                        Telephone No.     734/632-3063

                                        Attention:  Nancy Lee







                                                    THE BANK OF NEW YORK

                                        By: /s/ Peter Keller
                                        Name: Peter Keller
                                        Title: Vice President

                                                   Applicable Lending

                                        Office for Base Rate Loans:

                                        Address: One Wall Street

                                        Energy Division, 19th Floor

                                        New York, New York 10286

                                     Telecopier No.:212/635-7924
                                     Telephone No.:212/635-7550

                                     Attention:  Kathy D'Elena

                          Applicable Lending Office for Fixed Rate Loans:

                                     Address: One Wall Street

                                             Energy Division, 19th Floor
                                                      New York, New York 10286

                                     Telecopier No.:212/635-7924
                                     Telephone No.:212/635-7550

                                     Attention:  Kathy D'Elena

                                     Address for Notices:
                                     The Bank of New York
                                     One Wall Street
                                     Energy Division, 19th Floor
                                     New York, NY  10286

                                     Telecopier No.: 212/635-7924
                                     Telephone No.: 212/635-7550

                                     Attention: Kathy D'Elena

                                     with a copy to:

                                     Address:
                                     The Bank of New York
                                     One Wall Street
                                     Energy Division, 19th Floor
                                     New York, NY  10286

                                     Telecopier No.: 212/635-7924
                                     Telephone No.: 212/635-7861

                                     Attention: Peter Keller






                                                     NATEXIS BANQUE

                                     By: /s/ N. Eric Ditges
                                     Name: N. Eric Ditges
                                     Title: Vice President

                                     By: /s/ Louis P. Laville, III
                                        --------------------------
                                     Name: Louis P. Laville, III
                                          ----------------------
                                     Title: Vice President and Group Manager
                                           ---------------------------------

                                                    Applicable Lending

                                     Office for Base Rate Loans:

                                     Address: 645 5th Avenue, 20th Floor

                                     New York, New York

                                     Telecopier No.:212/872-5045
                                 Applicable Lending Office for Fixed Rate Loans:

                                       Address: 645 5th Avenue, 20th Floor
                                       New York, New York

                                       Telecopier No.:212/872-5045

                                       Address for Notices:

                                       Natexis Banque, Southwest
                                           Representative Office

                                       333 Clay Street, Suite 4340
                                       Houston, Texas  77002
                                       Telecopier No.: 713/759-9908
                                       Telephone No.: 713/759-9401

                                       Attention:  Tanya McAllister

                                       with a copy to:

                                       Address:

                                       Natexis Banque, New York Branch
                                       645 5th Avenue, 20th Floor
                                       New York, New York
                                       Telecopier No.: 212/872-5045

                                       Attention: Joan Rankine

                                       and

                                       Natexis Banque, Southwest
                                           Representative Office

                                       333 Clay Street, Suite 4340
                                       Houston, Texas  77002

                                       Telecopier No.: 713/759-9908
                                       Telephone No.: 713/759-9401

                                       Attention: Eric Ditges


<P




                                       BANK ONE, TEXAS, N.A.


                                       By: /s/ Christine M. Macan
                                       Name: Christine M. Macan
                                       Title: Vice President

                                           Applicable Lending

                                       Office for Base Rate Loans:

                                       Address: 910 Travis, TX2_4330
                                                         Houston, Texas 77002

                              Applicable Lending Office for Fixed Rate Loans:

                                       Address: 910 Travis, TX2_4330
                                                         Houston, Texas 77002

                                       Address for Notices:

                                       Bank One Center
                                       910 Travis, TX2_4330
                                       Houston, Texas 77002

                                       Telecopier No.: 713/751-3544
                                       Telephone No.: 713/751-3484

                                       Attention: Christine Macan

                                       with a copy to:

                                       Address: Bank One Center
                                                         910 Travis, TX2_4375
                                                         Houston, Texas 77002

                                       Telecopier No.: 713/751-3982
                                       Telephone No.: 713/751-6174

                                       Attention:  Jeanie Harman

                                       and

                                       Address: 500 Throckmorton
                                                         West Complex PG6
                                                         Fort Worth, Texas 76102

                                       Telecopier No.: 817/884-4651
                                       Telephone No.: 817/884-4399

                                       Attention:  Carol Peacock


<P



                                       HIBERNIA NATIONAL BANK

                                       By: /s/ David R. Reid
                                       Name: David R. Reid
                                       Title: Senior Vice President

                                                       Applicable Lending

                                       Office for Base Rate Loans:

                                       Address:          313 Carondelet Street
                                            New Orleans, Louisiana 70130

                       Applicable Lending Office for Fixed Rate Loans:

                                       Address:          313 Carondelet Street
                                          New Orleans, Louisiana 70130

                                       Address for Notices:

                                       213 W. Vermilion
                                       Lafayette, Louisiana 70501

                                       Telecopier No.: 318/268-4566
                                       Telephone No.: 318/268-4582

                                       Attention:  David Reid

                                       with a copy to:

                                       Address:          313 Carondelet Street
                                                   New Orleans, Louisiana 70130

                                       Telecopier No.: 504/533-5434
                                       Telephone No.: 504/533-5717

                                       Attention:  Spencer Gagnet

                                       and

                                       Address:          313 Carondelet Street
                                                  New Orleans, Louisiana 70130

                                       Telecopier No.: 504/533-5434
                                       Telephone No.: 504/533-5352

                                       Attention: Virginia Bell Cowart